Ronald R. Chadwick, P.C.

Certified Public Accountant

2851 South Parker Road

Suite 720

Aurora, Colorado  80014

Phone (303)306-1967

Fax (303)306-1944

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I consent to the use in the Registration Statement of Modern Mobility Aids, Inc. on Form S-1/A of my Report of Independent Registered Public Accounting Firm dated August 3, 2010, on the consolidated balance sheets of Modern Mobility Aids, Inc. as at June 30, 2010, 2009 and 2008, and the related consolidated statements of operations, stockholders' (deficit), and cash flows for the years ended June 30, 2010 and 2009, the period from December 19, 2007 (inception) through June 30, 2008, and for the period from December 19, 2007 (inception) through June 30, 2010.

In addition, I consent to the reference to me under the heading “Experts” in the Registration Statement.

RONALD R. CHADWICK, P.C.

Aurora, Colorado

September 28, 2010                                                                /s/Ronald R. Chadwick, P.C.

                                                                                               Ronald R. Chadwick, P.C.